Exhibit 99.7

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1106 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817-336-2461 WWW.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

January 24, 2023

Geoff Vernon

Vice President of Reservoir Engineering and A&D

Earthstone Energy, Inc.

1400 Woodloch Forest Dr., Suite 300

The Woodlands, Texas 77380

Re:	Evaluation Summary – SEC Price Case

Earthstone Energy, Inc. Interests

Total Proved Reserves

Certain Properties in New Mexico and Texas

As of December 31, 2022

Pursuant to the Guidelines of the Securities and

Exchange Commission for Reporting Corporate

Reserves and Future Net Revenue

Dear Mr. Vernon:

As you have requested, this report was completed on January 24, 2023 for the purpose of submitting our estimates of proved reserves and forecasts of economics attributable to the Earthstone Energy, Inc. (“Earthstone”) interests. We evaluated 100% of Earthstone’s reserves, which are made up of oil and gas properties in New Mexico and Texas. This report utilized an effective date of December 31, 2022, was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the Securities and Exchange Commission (“SEC”). This report was prepared for the inclusion as an exhibit in a filing made with the SEC. The results of this evaluation are presented in the accompanying tabulation, with a composite summary of the values presented below:

		Proved Developed Producing	Proved Developed Non- Producing	Proved Developed	Proved Undeveloped	Total Proved
Net Reserves
Oil	- Mbbl	85,949.3	2,810.4	88,759.7	49,640.7	138,400.4
Gas	- MMcf	566,040.0	8,721.3	574,761.2	167,404.3	742,165.6
NGL	- Mbbl	79,008.7	1,158.8	80,167.5	25,673.0	105,840.5
Net Revenue
Oil	- M$	8,229,010.4	271,415.1	8,500,424.7	4,761,062.9	13,261,489.2
Gas	- M$	3,131,587.6	48,121.0	3,179,708.7	911,800.8	4,091,509.2
NGL	- M$	3,092,366.6	44,865.0	3,137,232.1	1,015,796.4	4,153,027.8
Severance Taxes	- M$	925,354.7	20,238.0	945,592.8	430,052.0	1,375,644.5
Ad Valorem Taxes	- M$	173,641.2	4,799.9	178,441.1	67,647.8	246,088.8
Operating Expenses	- M$	3,548,749.0	62,968.6	3,611,718.0	1,027,049.6	4,638,768.0
Abandonment Cost	- M$	92,177.5	593.7	92,771.2	9,627.7	102,398.8
Future Development Costs	- M$	0.0	7,000.0	7,000.0	1,200,596.6	1,207,596.5
Future Net Cash Flow (BFIT)	- M$	9,713,042.4	268,800.9	9,981,840.4	3,953,685.8	13,935,531.0
Discounted @ 10%	- M$	5,670,219.3	170,452.1	5,840,672.8	1,948,945.4	7,789,619.2

Earthstone Energy, Inc. Interests – SEC Price Case

January 24, 2023

Future net revenue is prior to deducting state production taxes and ad valorem taxes. Future net cash flow is after deducting these taxes, future capital (development) costs and operating expenses, but before consideration of federal income taxes. In accordance with SEC guidelines, the future net cash flow has been discounted at an annual rate of ten percent to determine its “present worth”. The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the reserves by Cawley, Gillespie & Associates, Inc. (“CG&A”).

The oil reserves include oil and condensate. Oil and natural gas liquid (NGL) volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base.

Hydrocarbon Pricing

As requested for SEC purposes, the base oil and gas prices calculated for December 31, 2022 were $93.67/BBL and $6.358/MMBTU, respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during January 2022 through December 2022 and the base gas price is based upon Henry Hub spot prices (Platts Gas Daily) during January 2022 through December 2022. NGL prices were adjusted on a per-property basis and averaged 41.0% of the net oil price on a composite basis.

The base prices were adjusted for differentials on a per-property basis, which may include local basis differential, treating cost, transportation, gas shrinkage, gas heating value (BTU content) and/or crude quality and gravity corrections. After these adjustments, the net realized prices for the SEC price case over the life of the proved properties was estimated to be $95.82 per barrel for oil, $5.51 per MCF for natural gas and $39.24 per barrel for NGL. All economic factors were held constant in accordance with SEC guidelines.

Future Development Costs, Expenses and Taxes

Capital expenditures (Future Development Costs), lease operating expenses and ad valorem tax values were forecast as provided by Earthstone. As you explained, the capital costs were based on the most current estimates, lease operating expenses were based on the analysis of historical actual expenses, operating overhead is included for non-operated properties and no credit or deduction is made for producing overhead paid to the company by other owners of the operated properties. Lease operating expenses are applied based on location, operatorship and wellbore orientation on a per-property or per-unit basis. Capital costs and lease operating expenses were held constant in accordance with SEC guidelines.

Severance tax rates were applied at normal state percentages of oil and gas revenue. Severance tax rates in certain instances, where authorized by taxing authorities, have severance tax abatements and were provided by your office and applied when appropriate.

SEC Conformance and Regulations

The reserve classifications and the economic considerations used herein conform to the criteria of the SEC as defined in pages 3 and 4 of the Appendix. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties currently in effect except as noted herein. Federal, state, and local laws and regulations, which are currently in effect and that govern the development and production of oil and natural gas, have been considered in the evaluation of proved reserves for this report. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. These possible changes could have an effect on the reserves and economics. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves.

Earthstone Energy, Inc. Interests – SEC Price Case

January 24, 2023

This evaluation includes ten (10) developed non-producing properties including wells anticipated to begin production in early 2023 and 204 proved undeveloped locations, all of which are commercial using required SEC pricing. More specifically, proved developed non-producing reserves represent newly drilled wells in the process of being completed or recently completed but not yet producing as of the effective date. Further, each of these commercial drilling locations proposed as part of Earthstone’s development plans conforms to the proved undeveloped standards as set forth by the SEC. In our opinion, Earthstone has indicated it has every intent to complete this development plan as scheduled. Furthermore, Earthstone has demonstrated that it has adequate company staffing, financial backing and prior development success to ensure this development plan will be fully executed.

Reserve Estimation Methods

The methods employed in estimating reserves are described on page 2 of the Appendix. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy.

Non-producing reserve estimates, including undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting proved undeveloped reserves. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report.

Miscellaneous

An on-site field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined, nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. However, the estimated costs of plugging and abandoning wells have been included herein as provided.

The reserve estimates and forecasts were based upon interpretations of data furnished by Earthstone and available from our files. Ownership information and economic factors such as liquid and gas prices, price differentials and expenses were furnished by Earthstone. To some extent, information from public records was used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All estimates represent our best judgment based on the data available at the time of preparation. Due to inherent uncertainties in future production rates, commodity prices and geologic conditions, it should be realized that the reserve estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

Closing

Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 60 years. This evaluation was supervised by W. Todd Brooker, President at Cawley, Gillespie & Associates, Inc. and a State of Texas Licensed Professional Engineer (License #83462). We do not own an interest in the properties or Earthstone Energy, Inc. and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. Our work-papers and related data utilized in the preparation of these estimates are available in our office.

Earthstone Energy, Inc. Interests – SEC Price Case

January 24, 2023

Yours very truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC. TEXAS REGISTERED ENGINEERING FIRM F-693

/s/ W. Todd Brooker

W. TODD BROOKER, P.E.

PRESIDENT

/s/ Robert P. Bergeron, Jr.

ROBERT P. BERGERON, JR., P.E.

PARTNER